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                                                                     Exhibit 99B

                                CERTIFICATION OF

               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

                                   PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Minghua Group International Holdings Limited on Form 10Q-SB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Albert Wong, Chief Executive Officer and Treasurer (being equivalent to the Chief Financial Officer) of Minghua Group International Holdings Limited, following due inquiry, certify (pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) that I believe that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Sintec Co. Ltd.

                                    MINGHUA GROUP INTERNATIONAL
                                    HOLDINGS LIMITED


Date: May 20,2003            By: /s/ Albert Wong
                                 ------------------------------------
                                 Name:  Albert Wong
                                 Title:  Director, Chief Executive Officer,
                                 Treasurer  (equivalent to Chief Financial
                                 Officer)


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